Exhibit 99.2

Avid Bioservices Announces Proposed Private Placement of Convertible Notes

TUSTIN, Calif., March 6, 2024 -- Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO), announced today that it intends to offer, subject to market conditions and other factors, $160 million aggregate principal amount of Convertible Senior Notes due 2029 (the “2029 Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The company expects to price the Offering before open of market on March 7, 2024.

The 2029 Notes will represent senior unsecured obligations of the company and will accrue interest payable semiannually in arrears. Upon conversion, the company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of pricing of the Offering.

The company expects to use the net proceeds from the Offering (i) to repurchase for cash a portion of its 1.250% Exchangeable Senior Notes due 2026 (the “2026 Notes”) in privately negotiated transactions from certain noteholders and (ii) to the extent there are 2026 Notes outstanding after such repurchase, to repay in full any remaining outstanding 2026 Notes by depositing the required payoff amount with the trustee under the indenture of the 2026 Notes.

In connection with the repurchase or repayment of the 2026 Notes, the company expects to unwind its capped call transactions with respect to the 2026 Notes with the applicable counterparties. In connection with any such termination, the company expects the counterparties to such capped call transactions and/or their respective affiliates will unwind various derivatives with respect to the company’s common stock and/or sell shares of the company’s common stock concurrently with such termination. This activity could decrease the market price of the company’s common stock at that time.

The 2029 Notes and any shares of the company’s common stock issuable upon conversion of the 2029 Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction. Further, this press release is not an offer to repurchase the 2026 Notes. As described in the Current Report on Form 8-K filed by the company on March 6, 2024, all of the 2026 Notes have been accelerated and became due and payable pursuant to an acceleration notice the company received from a holder of the 2026 Notes on February 29, 2024.

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding the timing, size and expected completion of the offering of 2029 Notes, the expected unwind of the company’s capped call transactions with respect to the 2026 Notes, the use of proceeds from the offering, and other statements that are not statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, those related to market and other conditions; the risk that the conditions to the closing of the proposed offering are not satisfied; and other risks and uncertainties that are described in the Risk Factors section of our annual report on Form 10-K for the fiscal year ended April 30, 2023, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com